SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 17, 2007

Corinthian Colleges, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-25283	33-0717312
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 427-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Corinthian Colleges, Inc. (the “Company”) announced that on October 17, 2007, the Office of the Inspector General of the United States Department of Education, assisted by other federal and local authorities, served a search warrant at the Company’s National School of Technology campus in Fort Lauderdale, Florida. The warrant sought a broad range of documents and records, and the Company is cooperating with the investigation. The Company has not been informed as to why this action has been taken against it, or why similar actions have been taken against other institutions in the area. The Company expects the school to re-open tomorrow, and will continue to deliver quality education to its students.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORINTHIAN COLLEGES, INC.
October 17, 2007
/s/ Stan A. Mortensen
Stan A. Mortensen
Senior Vice President and General Counsel